UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 5, 2008

eBay Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2145 Hamilton Avenue, San Jose, California		95125
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 376-7400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On Friday, September 05, 2008, Mr. Robert Swan, Senior Vice President and Chief Financial Officer of eBay Inc. (the "Company"), is scheduled to present at an investor luncheon in New York City starting at approximately 12:40 p.m. Eastern time. During the presentation, the Company expects to indicate that the guidance issued in connection with the Company’s earnings for the period ended June 30, 2008 remains unchanged. Investors may access a webcast of the presentation at http://investor.ebay.com/.

This current report contains forward-looking statements relating to the Company’s future performance. The Company’s actual results could differ materially from those predicted and reported results should not be considered as an indication of future performance. A more thorough discussion of certain factors that may affect eBay’s actual results is included under the captions "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in eBay’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.

September 5, 2008	By:	Michael R. Jacobson

Name: Michael R. Jacobson
Title: Senior Vice President, Legal Affairs, General Counsel and Secretary